Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-212410, No. 333-71481, No. 333-85638 and No. 333-141493) of Entercom Communications Corp. of our report dated April 12, 2017 relating to the financial statements and financial statement schedule of CBS Radio Inc., which appears in this Current Report on Form 8-K/A of Entercom Communications Corp.

/s/ PricewaterhouseCoopers LLP

New York, New York

November 30, 2017